SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549


                                  FORM 8-K


                               CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934


   Date of report (date of earliest event reported):  October 26, 1998



                          NORTHWESTERN CORPORATION
             (Exact Name of Registrant as Specified in Charter)

           Delaware                 0-692               46-0172280
       (State or other      (Commission File No.)      (IRS Employer
       jurisdiction of                              Identification No.)
        incorporation)

   125 S. Dakota Avenue, Suite 1100, Sioux Falls, SD         57104
   (Address of principal executive office)                (Zip Code)


                               (605) 978-2908
            (Registrant's telephone number, including area code)


                     33 Third Street SE, Huron, SD 57350
        (Former Name or Former Address, if Changed Since Last Report)

   Item 5.   Other Events

        1. On October 26, 1998, NorthWestern Corporation announced its earnings for the quarter and the nine months ended September 30, 1998. A copy of NorthWestern's press release relating to its earnings announcement is filed as an exhibit to this report.

        2. Also on October 26, 1998, NorthWestern filed a preliminary prospectus supplement under its existing shelf registration statement relating to the offering of 3,000,000 shares of its Common Stock. The preliminary prospectus supplement discloses NorthWestern's intent to offer up to $50 million of Trust Preferred Securities through a subsidiary trust, and up to $100 million of Senior Debt Securities, immediately after completion of the Common Stock offering. Consummation of the common stock offering is not conditioned upon completion of the proposed offerings. A copy of NorthWestern's press release relating to the offerings is filed as an exhibit to this report.

        3. NorthWestern's principal offices have moved from Huron, South Dakota, to Sioux Falls, South Dakota. The new address is 125 S. Dakota Avenue, Suite 1100, Sioux Falls, South Dakota 57104, and the new telephone number is (605) 978-2908.

   Item 7.   Financial Statements, Pro Forma Financial Information and
   Exhibits.

   (c)  Exhibits

        The following exhibits are filed herewith:

   Exhibit No.                   Description

      99.1 Press release issued October 26, 1998 announcing September 30, 1998 quarterly and year-to-date earnings for NorthWestern Corporation.

      99.2 Press release issued October 26, 1998 announcing underwritten public offering of 3,000,000 shares of common stock of NorthWestern Corporation.

                                  SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                 NORTHWESTERN CORPORATION
                                 (Registrant)


                                 By: /s/ Daniel K. Newell
                                 Title: Vice President - Finance &
                                      Chief Financial Officer

   Date:     October 26, 1998